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                                                          EXHIBIT 23A


                               CONSENT OF COUNSEL

         We hereby consent to be named in the Registration Statement filed by Information Resource Engineering, as attorneys, who will pass upon the legal matters for the Registration in connection with the sale of the shares of the Registrant.

Farmingdale, New York                              Law Offices of BRUCE R. THAW
December 21, 1999

                                                   /s/ Bruce R. Thaw